                                                               EXHIBIT 10.13

                             JEDI/ANSCHUTZ OPTION


THIS JEDI/ANSCHUTZ OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT. THIS JEDI/ANSCHUTZ OPTION AND THE TRANCHE B WARRANT SHARES (AS DEFINED HEREIN) ARE ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 19, 1995 AND THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF JULY 27, 1995, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE SECRETARY OF FOREST OIL CORPORATION.


            JEDI/ANSCHUTZ OPTION dated as of July 27, 1995 by JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership ("OPTIONOR"), in favor of THE ANSCHUTZ CORPORATION, a Kansas corporation, and its successors and assigns ("OPTIONEE").

            Optionor agrees as follows:

            SECTION 1. DEFINITIONS. The following terms have the following meanings:

            "ACTION" against a person means an action, suit, investigation, complaint or other proceeding threatened or pending against or affecting the person or its property, whether civil or criminal, in law or in equity or before any arbitrator or Governmental Body.

            "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

            "COMMON STOCK" means the common stock, $.10 par value per share, together with the associated Rights, of the Company.

            "COMPANY" means Forest Oil Corporation, a New York corporation, and its successors.

            "CONVEYANCE ELECTION DATE" means the date on which the Company elects to exercise the Conveyance Option (as defined in the Loan Agreement) which Conveyance Option has been approved in writing by the Optionee.

            "EXERCISE NOTICE" has the meaning stated in Section 2(b).

            "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

            "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules, regulations and published interpretations thereunder.

            "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any capitalized lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "LOAN AGREEMENT" means the Loan Agreement dated as of December 28, 1993 between the Company and the Optionor, as amended through the date hereof.

            "OPTION" has the meaning stated in Section 2(a).

            "OPTION PRICE" means a dollar amount per Tranche B Warrant Share equal to the amount set forth on Schedule A hereto with respect to the month in which the Exercise Notice is received by the Optionor, as such price per share may be adjusted pursuant to the terms of the Tranche B Warrant.

            "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

            "RIGHTS" means the rights distributed or to be distributed to the holders of shares of Common Stock pursuant to the Rights Agreement dated as of October 14, 1993 between the Company and Securities Trust Corporation, as Rights Agent, as amended.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "TERMINATION DATE" means the earlier of (1) the Conveyance Election Date and (2) July 27, 1998.

            "TRANCHE B WARRANT SHARES" means 11,250,000 shares of Common Stock that may be issued, sold and delivered by the Company upon exercise of the Tranche B Warrants (as such number of shares of Common Stock may be adjusted pursuant to the terms of the Tranche B Warrants) and the other shares of capital stock, securities, cash and property receivable upon exercise of the Tranche B Warrants.

            "TRANCHE B WARRANTS" means the warrants to purchase 11,250,000 Tranche B Warrant Shares from the Company at a purchase price of $2.00 per Tranche B Warrant Share (as such number of shares and price per share may be adjusted pursuant to the terms of the Tranche B Warrants).

            "TRANSFER" means the offer, transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly, of the subject of the transaction or any interest therein or to offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the subject of the transaction, as the context requires.

            SECTION 2.  TERM OF OPTION; EXERCISE OF OPTION; REDUCTION OF
OPTION.

                  (a) TERM OF OPTION. Subject to the conditions and on the terms of this JEDI/Anschutz Option, Optionee shall have the right (the "OPTION") until 5:00 P.M., Denver time, on the Termination Date, to purchase from Optionor any or all of the Tranche B Warrant Shares on exercise of the Option and the payment of the Option Price for the number of Tranche B Warrant Shares so purchased. The Option shall be void, have no value and be of no further effect with respect to any Exercise Notice delivered to Optionor after the Termination Date.

                  (b) EXERCISE OF OPTION. The Option may be exercised in whole or in part at any time and from time to time by (1) delivery by Optionee to Optionor (no later than concurrently with delivery to the Company of the instruments and certificate required under Section 3.2(a) of the Tranche B Warrant) of the Anschutz Notice (as defined in the Loan Agreement) (the "EXERCISE NOTICE") stating the Optionee is exercising the Option in respect of the number of Tranche B Warrant Shares specified therein, (2) payment to Optionor of the Option Price with respect to such Tranche B Warrant Shares and
(3) delivery to the Secretary of the Company of a duly completed copy of the Election to Purchase attached to the Tranche B Warrant and a certificate of the President or chief financial officer of Optionee to the effect that Optionee has exercised the Option with respect to a specified number of Tranche B Warrant Shares and has paid to the Optionor the aggregate Option Price with respect to such shares, as required by Section 3.2(a) of the Tranche B Warrants. Payment of the aggregate Option Price shall be made by wire transfer of immediately available funds in accordance with written wire instructions to be provided by Optionor. It is the intention of Optionor and Optionee that in all events the Optionee shall be entitled to receive upon exercise of the Option only the capital stock, other securities, cash and other property receivable upon exercise of the Tranche B Warrants. Except as specifically set forth in the Tranche B Warrant, Optionor shall have no obligation to take any action upon exercise of the Option.

                  (c) REDUCTION OF OPTION. The number of Tranche B Warrant Shares subject to the Option shall be reduced, effective after the issuance of the Tranche B Warrant Shares specified in the Exercise Notice, by the number of Tranche B Warrant Shares specified in the Exercise Notice.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF OPTIONOR. Optionor represents and warrants to Optionee as follows:

                  (a) EXISTENCE AND POWER. Optionor (1) is a Delaware limited partnership duly formed, validly existing and in good standing under the laws of Delaware and (2) has all necessary partnership power and authority to execute and deliver the JEDI/Anschutz Option.

                  (b) AUTHORIZATION; CONTRAVENTION. The execution and delivery of the JEDI/Anschutz Option by Optionor and, except as noted in
Section 3(c), the performance of Optionor's obligations under the JEDI/Anschutz Option, have been duly authorized by all necessary partnership action and do not and will not contravene, violate, result in a breach of or constitute a default under, (1) the Optionor's agreement of limited partnership, (2) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which Optionor or any of its properties may be bound or affected, including, but not limited to, the Hart-Scott-Rodino Act, (3) any agreement, indenture or other instrument to which it is a party or by which Optionor or its properties may be bound or affected or
(4) result in or require the creation or imposition of any Lien on any of the properties which it now owns or hereafter acquires.

                  (c) APPROVALS. Except for Approvals, if any, that may be required under the Hart-Scott-Rodino Act or state securities laws upon exercise of the Option, all Approvals required to be obtained by Optionor have been obtained by Optionor for (1) the due execution and delivery by Optionor of the JEDI/Anschutz Option, and (2) the performance by Optionor of its obligations under the JEDI/Anschutz Option.

                  (d) BINDING EFFECT. The JEDI/Anschutz Option, when executed and delivered by Optionor, is a legal, valid and binding obligation, enforceable against Optionor in accordance with its terms.

                  (e) OWNERSHIP. Optionor owns all the Tranche B Warrants and as of the date of each Exercise Notice will own all the Tranche B Warrants other than Tranche B Warrants previously exercised, in each case free and clear of all Liens.

                  (f) CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Optionor in the JEDI/Anschutz Option as of any date other than the date on which the Optionor first executes the JEDI/Anschutz Option shall be true and correct on and as of each date Tranche B Warrant Shares are transferred to Optionee pursuant to the JEDI/Anschutz Option.

            SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF OPTIONEE. Upon acceptance hereof, Optionee represents and warrants to and covenants and agrees with Optionor as follows:

                  (a) INVESTMENT INTENT. Optionee is acquiring the JEDI/Anschutz Option for investment and not with any view toward distribution of the Option or any portion thereof to any other person in violation of the Securities Act or any state securities law; Optionee will not transfer the Option or any interest therein except in compliance with the registration requirements under the Securities Act and applicable state securities laws or available exemptions therefrom; and before any transfer of the Option or any interest therein the Optionee shall deliver to the Optionor the legal opinion referred to in Section 7(a) hereof.

                  (b) TRANSFER TAXES. Optionee shall pay any documentary stamp taxes or other taxes, if any, attributable to the initial issuance of Tranche B Warrant Shares pursuant to the exercise of the Option.

                  (c) TRANSFEREE ASSUMPTION AGREEMENT. Upon receipt of the Transferee Assumption Agreement in the form of Annex 1 hereto duly executed and delivered to Optionee, Optionee shall, at the request of the person executing the Transferee Assumption Agreement deliver the JEDI/Anschutz Option to Optionor marked "cancelled" upon receipt of a replacement option identical in all respects to the JEDI/Anschutz Option except for the replacement of the name of the Optionor to the name of such transferee in the replacement option.

                  (d) FURTHER AGREEMENTS OF OPTIONEE. Without the prior written approval of the Optionor, which approval may be granted or withheld in the discretion of the Optionor, the Optionee shall not (1) take any action (other than the exercise of the Option) that could in any manner whatsoever adversely affect the right of the Holder (as defined in the Tranche B Warrants) to exercise any of the Tranche B Warrants or restrict the Company from issuing to the Holder the securities or other property issuable to the Holder upon the exercise of the Tranche B Warrants or (2) take any action to amend, supplement, replace or otherwise modify the terms of the Tranche A Warrants to permit the exercise of the Tranche A Warrants on a date occurring after the Expiration Date (as defined in the Tranche A Warrant as in effect on even date herewith).

            SECTION 5.  COVENANTS OF OPTIONOR.

                  (a) SURRENDER AND EXERCISE OF TRANCHE B WARRANTS. At all times before the Termination Date, (1) Optionor shall comply with the requirement to surrender Tranche B Warrants pursuant to Section 3.2(a) thereof and (2) Optionor shall not exercise any Tranche B Warrants except in accordance with the terms hereof.

                  (b) TRANSFER OF TRANCHE B WARRANTS. Optionor shall not transfer any Tranche B Warrants (or any interest therein) or the Tranche B Loan (as defined in the Loan Agreement) to which the Tranche B Warrants are attached (or any interest therein) including, without limitation, in connection with the liquidation, dissolution or merger of Optionor, on or prior to the Termination Date except in connection with a permitted transfer of the Tranche B Warrants in accordance with the terms thereof as in effect on the date hereof and then only as and when the transferee thereof executes and delivers to Optionee the Transferee Assumption Agreement attached hereto as Annex 1. Upon transfer of any Tranche B Warrants in accordance with the provisions of this Section 5(b), Optionor shall be released from and shall have no further obligation under this JEDI/Anschutz Option with respect to the Tranche B Warrant Shares issuable upon exercise of the Tranche B Warrants so transferred.

                  (c) FURTHER AGREEMENTS OF OPTIONOR. Without the prior written approval of Optionee, which approval may be granted or withheld at the discretion of the Optionee, Optionor shall not take any action (1) that could in any manner whatsoever adversely affect the right of the Holder (as defined in the Tranche A Warrants) to exercise any of the Tranche A Warrants, (2) on or prior to the Termination Date, that could in any manner whatsoever adversely affect the right of the Holder (as defined in the Tranche B Warrant) to exercise any of the Tranche B Warrants, (3) that would prohibit or otherwise restrict the Company from issuing the securities or other property issuable upon exercise of the Tranche A Warrants or, on or prior to the Termination Date, the Tranche B Warrants or (4) on or prior to the Termination Date waive, surrender or otherwise extinguish any of the Optionor's rights with respect to the Tranche B Warrants; PROVIDED, HOWEVER, that nothing contained in this Section 5(c) shall limit in any manner whatsoever the right of Optionor under the Loan Documents (as defined in the Loan Agreement) to exercise its remedies thereunder in accordance with the terms thereof.

                  (d) COMPLIANCE WITH LAWS. Optionor shall comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations, including, but not limited to, all of the provisions of the Hart-Scott-Rodino Act, in connection with the JEDI/Anschutz Option.

                  (e) BEST EFFORTS. Optionor shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with Optionee in doing all things necessary, proper or advisable under applicable Regulations to ensure that the sale of Tranche B Warrant Shares pursuant to the JEDI/Anschutz Option are concluded, without interference or delay, in the most expeditious manner practicable.

                  (f) FURTHER ASSURANCES. Promptly upon request by Optionee, Optionor shall correct any defect or error that may be discovered in the JEDI/Anschutz Option or in the execution of the JEDI/Anschutz Option and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as Optionee may require from time to time in order (1) to carry out more effectively the purposes of the JEDI/Anschutz Option, (2) to enable Optionee to exercise and enforce its rights and remedies and collect any payments and proceeds under the JEDI/Anschutz Option and (3) to better transfer, preserve, protect and confirm to Optionee the rights granted or now or hereafter intended to be granted to Optionee under the JEDI/Anschutz Option or under each other instrument executed in connection with or pursuant to the JEDI/Anschutz Option.

            SECTION 6.  TRANSFERABILITY OF JEDI/ANSCHUTZ OPTION.

                  (a) TRANSFER. The JEDI/Anschutz Option shall be transferable in whole or in part. No such transfer shall occur without delivery to the Optionor of an opinion of that such transfer may be made without registration under the Securities Act and applicable state securities laws.

                  (b) EXCHANGE. The JEDI/Anschutz Option may be exchanged at the election of Optionee for one or more JEDI/Anschutz Option(s) entitling Optionee(s) thereof to purchase a like aggregate number of Tranche B Warrant Shares as the JEDI/Anschutz Option surrendered then entitles such Optionee to purchase. Any Optionee desiring to exchange a JEDI/Anschutz Option shall make such request in writing delivered to the Secretary of Optionor, and shall surrender, duly endorsed or with separate assignment and stock powers duly endorsed, the JEDI/Anschutz Option to be so exchanged at the office of the Secretary of the Optionor. Thereupon, one or more new JEDI/Anschutz Option(s), as so requested, shall be delivered to the person entitled thereto.

            SECTION 7.    POWER OF ATTORNEY.

                  (a) Optionor hereby irrevocably appoints the Optionee (acting in its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT") as the true and lawful attorney-in-fact and agent of Optionor, with power of substitution and resubstitution, to act in the name, place and stead of Optionor solely with respect to the following:

            (1)   to exercise the Tranche B Warrants on behalf of Optionor;
      and

            (2) to instruct the Company, on behalf of Optionor, to issue and deliver the Tranche B Warrant Shares acquired upon exercise of the Tranche B Warrant pursuant to Section 3.2(a) thereof to the Optionee or its assigns.

                  (b) Optionor hereby acknowledges and confirms that the Power of Attorney granted pursuant to this Section 7 is coupled with an interest and, therefore, shall be irrevocable and shall not be terminated by any act of Optionor or by operation of law, whether by the liquidation or dissolution of the Optionor or by the occurrence of any other event or events, and if, after the execution hereof, Optionor is liquidated or dissolved, or if any other such event or events shall occur before the completion of the transactions contemplated by this Section 7 and Section 3.2(a) of the Tranche B Warrant, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such liquidation or other event or events had not occurred and regardless of notice thereof.

                  (c) The Power of Attorney granted under this Section 7 shall terminate at 5:00 P.M., Denver time, on the Termination Date.

            SECTION 8.  MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. All notices, requests and other communications to Optionor or any Optionee under the JEDI/Anschutz Option shall be in writing. Communications may be made by telecopy or similar writing. Each communication to Optionor shall be given to the Optionor at its address stated on the signature page of the JEDI/Anschutz Option (or at any other address as Optionor may specify in writing to each Optionee at the time of such notice) for this purpose by notice to the Optionor. Each communication to the Optionee shall be given to Optionee at 2400 Anaconda Tower, 555 - 17th Street, Denver, Colorado 80202 (telecopy number: 303-298-
8881) or such address as communicated to Optionor in writing (or, in each case, at any other address as Optionee may specify to Optionor at the time of such notice). Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                  (b)   NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

            (1) Prior to the Termination Date no failure or delay by Optionee in exercising any right, power or privilege under the JEDI/Anschutz Option shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the JEDI/Anschutz Option shall be cumulative and not exclusive of any rights or remedies provided by law.

            (2) In view of the uniqueness of the agreements contained in the JEDI/Anschutz Option and the transactions contemplated hereby and the fact that Optionee would not have an adequate remedy at law for money damages in the event that any obligation under the JEDI/Anschutz Option is not performed in accordance with its terms, Optionor therefore agrees that Optionee shall be entitled to specific enforcement of the terms of the JEDI/Anschutz Option in addition to any other remedy to which any of them may be entitled, at law or in equity.

                  (c) AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of the JEDI/Anschutz Option, and no consent to any departure by Optionor or Optionee from any provision of the JEDI/Anschutz Option, shall be effective unless it shall be in writing and signed and delivered by Optionor and such Optionee, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (d)   SUCCESSORS AND ASSIGNS.

            (1)   Optionee may assign any of its rights under the
      JEDI/Anschutz Option.   Optionor may not assign any of its rights or
      delegate any of its obligations under the JEDI/Anschutz Option except pursuant to Section 5(b). Any assignment or delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under the JEDI/Anschutz Option.

            (2) The provisions of the JEDI/Anschutz Option shall be binding upon and inure to the benefit of Optionor and Optionee and their respective permitted successors and assigns.

                  (e) GOVERNING LAW. The JEDI/Anschutz Option shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of Optionor and Optionee shall be in addition to and not in limitation of those provided by applicable law.

                  (f) SEVERABILITY OF PROVISIONS. Any provision of the JEDI/Anschutz Option that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the JEDI/Anschutz Option or affecting the validity or enforceability of the provision in any other jurisdiction.

                  (g) HEADINGS AND REFERENCES. Section headings in the JEDI/Anschutz Option are included for the convenience of reference only and do not constitute a part of the JEDI/Anschutz Option for any other purpose. References to sections in the JEDI/Anschutz Option are references to sections of the JEDI/Anschutz Option unless the context shall require otherwise.

                  (h) ENTIRE AGREEMENT. The JEDI/Anschutz Option embodies the entire agreement and understanding of Optionor and Optionee and supersedes all prior agreements or understandings with respect to the subject matters of the JEDI/Anschutz Option.

                  (i) SURVIVAL. Except as otherwise specifically provided in the JEDI/Anschutz Option, each representation, warranty or covenant contained in the JEDI/Anschutz Option shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the JEDI/Anschutz Option.

                  (j) NON-EXCLUSIVE JURISDICTION. Each of Optionor and Optionee, by acceptance hereof, (1) agrees that any legal action with respect to the JEDI/Anschutz Option or transactions contemplated by the JEDI/Anschutz Option may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions.

                  (k) WAIVER OF JURY TRIAL. Each of Optionor and Optionee, by acceptance hereof, waives any right to a trial by jury in any Action to enforce or defend any right under the JEDI/Anschutz Option or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with the JEDI/Anschutz Option and agrees that any Action shall be tried before a court and not before a jury.

                        ANNEX 1 TO JEDI/ANSCHUTZ OPTION

                    FORM OF TRANSFEREE ASSUMPTION AGREEMENT

                                          [Date]

Name of Optionee
Address of Optionee

            Re:   JEDI/ANSCHUTZ OPTION

Gentlemen:

            This letter is delivered to you pursuant to Section 5(b) of the JEDI/Anschutz Option dated July 27, 1995 (the "JEDI/ANSCHUTZ OPTION"). Concurrently with the execution and delivery of this letter, the undersigned has become the holder of Tranche B Warrants entitling the holder thereof to
purchase up to       Tranche B Warrant Shares (as each term is defined in the
JEDI/Anschutz Option).

            The undersigned hereby agrees that for so long as it holds Tranche B Warrants it shall be deemed to be an Optionor under the terms of the JEDI/Anschutz Option and shall be bound by all of the terms and provisions of the JEDI/Anschutz Option including, without limitation, Section 7 (Power of Attorney). The undersigned hereby assumes all obligations of _________ under the JEDI/Anschutz Option with respect to the number of Tranche B Warrant Shares specified above. The undersigned further agrees that until the Termination Date (as defined in the JEDI/Anschutz Option) it shall not transfer (as defined in the JEDI/Anschutz Option) the Tranche B Warrants or any interest therein except in accordance with the provisions of the Tranche B Warrants and then only as and when the transferee executes and delivers to the Optionee the Transferee Assumption Agreement attached as Annex 1 to the JEDI/Anschutz Option.


                                          ----------------------------
                                          (Name of Transferee)



                                          By: ------------------------
                                              Name:
                                              Title:

                           SCHEDULE A

                          OPTION PRICE

             DURING
             MONTH
         FOLLOWING DATE
               OF
       JEDI/ANSCHUTZ OPTION            AMOUNT
       --------------------            ------

                0(1)                   $2.0000
                1                      $2.0278
                2                      $2.0559
                3                      $2.0845
                4                      $2.1134
                5                      $2.1428
                6                      $2.1726
                7                      $2.2027
                8                      $2.2333
                9                      $2.2643
                10                     $2.2958
                11                     $2.3277
                12                     $2.3600
                13                     $2.3928
                14                     $2.4260
                15                     $2.4597
                16                     $2.4939
                17                     $2.5285
                18                     $2.5636
                19                     $2.5992
                20                     $2.6353
                21                     $2.6719
                22                     $2.7090
                23                     $2.7467
                24                     $2.7848
                25                     $2.8235
                26                     $2.8627
                27                     $2.9024
                28                     $2.9428
                29                     $2.9836
                30                     $3.0251
                31                     $3.0671
                32                     $3.1000
                33                     $3.1000
                34                     $3.1000
                35                     $3.1000
                36                     $3.1000


(1) Month in which JEDI/Anschutz Option is issued.

            IN WITNESS WHEREOF, Optionor has executed the JEDI/Anschutz Option as of the date first written above in New York, New York.


                                    JOINT ENERGY DEVELOPMENT
                                     INVESTMENTS LIMITED PARTNERSHIP

                                    By:    Enron Capital Corp.,
                                           its General Partner


                                    By:    CLIFFORD HICKEY
                                           ----------------------
                                    Title: Attorney-in-fact

                                    Address:  1400 Smith Street
                                              Houston, Texas  77002
                                    Attention:  Keith Power
                                    Telecopy:  (713) 646-3602


                                    with a copy to:

                                    Enron Capital & Trade Resources Corp.
                                    1200 17th Street, Suite 2750
                                    Denver, Colorado  80202
                                    Attention:  Mr. Clifford Hickey
                                    Telecopy:  (303) 534-2205


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